UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

SAREPTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 274-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreements.

On July 18, 2017, Sarepta Therapeutics, Inc. (the “Company”) entered into (i) an amended and restated credit and security agreement with MidCap Financial Trust, a Delaware statutory trust, as administrative agent (“MidCap Financial”), (the “Amended and Restated Credit and Security Agreement”) that provides a term loan of $60.0 million, (ii) a new revolving credit and security agreement with MidCap Financial (the “Revolving Credit Agreement”, and together with the Amended and Restated Credit and Security Agreement, the “Credit Agreements”) that provides an aggregate revolving loan commitment of $40.0 million (which may be increased by an additional tranche of $20.0 million), (iii) an amendment to the pledge agreement related to the Amended and Restated Credit and Security Agreement (the “First Amendment”) and (iv) a pledge agreement related to the Revolving Credit Agreement (the “Pledge Agreement”).

Interest Rate and Fees. Borrowings under the Amended and Restated Credit and Security Agreement bear interest at a rate per annum equal to 6.25%, plus one-month Libor, and borrowings under the Revolving Credit Agreement bear interest at a rate of 3.95%, plus one-month Libor.

In addition to paying interest on outstanding principal under the Credit Agreements, the Company will pay (i) an origination fee equal to ..50% of the amount of the term loan when advanced under the Amended and Restated Credit and Security Agreement, (ii) and origination fee equal to .50% of the amount of the revolving loan when advanced under the Revolving Credit Agreement, (iii) a final payment fee equal to 2.00% of the amount borrowed under the Amended and Restated Credit and Security Agreement when the term loan is fully repaid and (iv) an unused line fee, minimum balance fee, collateral fee, deferred revolving loan original fee and certain other fees under the Revolving Credit Agreement.

Amortization and Final Maturity.

Commencing on July 1, 2018, and continuing for the remaining thirty-six months of the facility, the Company will be required to make monthly principal payments based on the straight-line amortization schedule set forth in the Amended and Restated Credit and Security Agreement, subject to certain adjustments as described therein.

The facilities mature on June 1, 2021.

Mandatory Prepayments. The Credit Agreements require the Company to prepay outstanding loans, subject to certain exceptions in the Amended and Restated Credit and Security Agreement, with:

•	100% of certain insurance proceeds, subject to certain exceptions and net of certain expenses and repayments; and

•	100% of the net cash proceeds of certain asset dispositions, subject to certain restrictions and net of certain expenses and repayments.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the Amended and Restated Credit and Security Agreement at any time, provided that the Company may not prepay an amount that is less than the total of all of the credit extensions and other related obligations under the Amended and Restated Credit and Security Agreement then outstanding. The Company will be required to pay a prepayment fee equal to (i) 3.00% of the outstanding principal of such advance, if the prepayment is made within twelve months of the closing date, (ii) 2.00% of the outstanding principal of such advance, if the prepayment is made on or after the date which is twelve months after the closing date of such advance through the date which is twenty-four months after the closing date of such advance, (iii) 1.00% of the outstanding principal of such advance, if the prepayment is made on or after the date which is twenty-four months after the closing date of such advance through the date immediately preceding the maturity date (June 1, 2021).

The Company may voluntarily prepay the outstanding revolving loans under the Revolving Credit Agreement in whole or in part provided that the prepayment shall be in certain amounts as specified therein.

Security. All obligations under the Credit Agreements are secured, subject to certain exceptions, by substantially all of the Company’s assets, excluding, without limitation, any intellectual property of the Company or any other credit party, certain contracts and agreements that prohibit the granting of a security interests thereon, certain equity interests, all assets owned by foreign subsidiaries and margin stock, and including, in each case subject to customary exceptions and exclusions.

•	a pledge of certain equity ownership interests directly held by the Company (which pledge, in the case of the equity ownership interests of each (i) domestic subsidiary that is directly owned by the Company substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries or (ii) foreign subsidiary, is limited to 65% of the voting stock of such subsidiary); and

•	a security interest in substantially all of the Company’s personal property (other than the exclusions noted above), including, without limitation, substantially all of the Company’s goods, equipment, inventory, contract rights or rights of payment of money, instruments, cash, and books related to the foregoing, as well as deposit accounts, investment accounts, commodity accounts and other accounts, subject to certain exceptions and limitations.

Certain Covenants and Events of Default. The Credit Agreements contain a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness, including subordinated indebtedness;

•	make investments, loans and acquisitions;

•	engage in transactions with its affiliates;

•	sell assets;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	amend, modify or waive certain material agreements or its organizational documents.

The Credit Agreements do not require the Company to comply with any financial maintenance covenants but additionally contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default, including cross defaults and the occurrence of a material adverse change.

The Credit Agreements require the Company to maintain in a collateral account an amount of cash or cash equivalents equal to not less than 75% of the sum of the aggregate outstanding principal amount of the term loans plus the aggregate outstanding principal amount of the revolving loans.

The foregoing summary of each of the Amended and Restated Credit and Security Agreement, the Revolving Credit Agreement, the First Amendment and the Pledge Agreement is not complete and is qualified in its entirety by reference to the complete text of each of the Amended and Restated Credit and Security Agreement, the Revolving Credit Agreement, the First Amendment and the Pledge Agreement, copies of which will be filed as exhibits to the Company’s upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On July 18, 2017, the Company issued a press release announcing entry into the Credit Agreements. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2017	SAREPTA THERAPEUTICS, INC.

	By:	/s/ Sandesh Mahatme
	Name:	Sandesh Mahatme
	Title:	Executive Vice President, Chief Financial Officer and Chief Business Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 18, 2017.